REVISED 09/24/2009

FIRST AMENDMENT TO LEASE

SITE NO.:1115A

THIS FIRST AMENDMENT TO LEASE made as of the 18th day of August, 2009, by and between **LINDA MAR S.C., L.P.**, as successor in interest to Fifty Associates and DeMartini/Linda Mar LLC (hereinafter referred to as "Landlord") and **FIRST NATIONAL BANK OF NORTHERN CALIFORNIA** (hereinafter referred to as "Tenant"), which terms "Landlord" and "Tenant" shall include the successors and assigns of the respective parties.

WITNESSETH:

WHEREAS, Landlord and Tenant are the parties to that certain Lease Agreement dated June 8, 1999 (hereinafter referred to as the "Lease"), which Landlord has leased unto Tenant and Tenant has leased from Landlord certain premises (the "Leased Premises") in the **LINDA MAR SHOPPING CENTER** located in Pacifica, California, as more particularly described in the Lease Agreement; and

WHEREAS, Landlord and Tenant desire to amend the Lease in the manner hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

1. Capitalized terms used in this Amendment which are defined in the Lease shall have the same meaning and definition when used herein unless otherwise specifically defined or amended.

2. The term of the Lease is hereby extended for an additional period of ten (10) years commencing as of September 1, 2009 so that the term of the Lease shall now expire on August 31, 2019 (the "Expiration Date").

3. Commencing September 1, 2009, and continuing through and including August 31, 2019, the annual Fixed Rent shall be as follows:

LEASE YEAR	ANNUAL FIXED RENT	MONTHLY INSTALLMENT
9/1/09-8/31/10	$116,891.00	$9,740.92
9/1/10-8/31/11	$116,891.00	$9,740.92
9/1/11-8/31/12	$116,891.00	$9,740.92
9/1/12-8/31/13	$116,891.00	$9,740.92
9/1/13-8/31/14	$116,891.00	$9,740.92
9/1/14-8/31/15	$133,619.00	$11,134.92
9/1/15-8/31/16	$133,619.00	$11,134.92
9/1/16-8/31/17	$133,619.00	$11,134.92
9/1/17-8/31/18	$133,619.00	$11,134.92
9/1/18-8/31/19	$133,619.00	$11,134.92

4. Option to Extend Lease. (A) Provided Tenant is not in default of the Lease and has faithfully performed the terms or conditions of the Lease and Tenant is in actual physical possession of all of the Leased Premises (and operating and open for business as contemplated by the Lease, in all of the Leased Premises), Tenant shall have the right, at its election, to further extend the term of the Lease for an additional period of ten (10) years (the "Additional Term") commencing on September 1, 2019, provided that Tenant shall give Landlord written notice of such election at least one year prior to the expiration of the term as extended in Article 3 herein. **TIME IS OF THE ESSENCE WITH RESPECT TO THIS ARTICLE.** Such notice of election to extend the term of the Lease shall be irrevocable. Except as expressly otherwise provided herein, the Additional Term shall be upon all of the terms and conditions of the Lease except that any articles which were intended to be one time, initial provisions or concessions (such as free Rent, Landlord Work, or a Tenant improvement allowance) shall be deemed to have been satisfied and shall not apply to the Additional Term. Also, there is no option to further extend the

Term of the Lease beyond the expiration date of this Additional Term. The renewal option set forth in this Article is exclusively for the benefit of FIRST NATIONAL BANK OF NORTHERN CALIFORNIA and shall not be available to any successor, assignee, subtenant or transferee of FIRST NATIONAL BANK OF NORTHERN CALIFORNIA. In the event of any assignment, subletting, or other transfer of FIRST NATIONAL BANK OF NORTHERN CALIFORNIA's interest in this Lease or the Leased Premises, this Article shall be deemed deleted from the Lease.

(B) Option Fixed Rent. In the event Tenant exercises its option to extend the Term of the Lease as provided above, the annual Fixed Rent payable by Tenant to Landlord during each Lease Year of the Additional Term shall be as follows:

LEASE YEAR	ANNUAL FIXED RENT	MONTHLY INSTALLMENT
9/1/19-8/31/20	$161,950.00	$13,495.83
9/1/20-8/31/21	$161,950.00	$13,495.83
9/1/21-8/31/22	$161,950.00	$13,495.83
9/1/22-8/31/23	$161,950.00	$13,495.83
9/1/23-8/31/24	$161,950.00	$13,495.83
9/1/24-8/31/25	$190,896.00	$15,908.00
9/1/25-8/31/26	$190,896.00	$15,908.00
9/1/26-8/31/27	$190,896.00	$15,908.00
9/1/27-8/31/28	$190,896.00	$15,908.00
9/1/28-8/31/29	$190,896.00	$15,908.00

5. Tenant's Renovation of the Leased Premises. (A) To induce Landlord to enter into this Amendment, Tenant hereby covenants and agrees that Tenant, will renovate both the interior and the exterior façade of the Leased Premises ("Tenant's Work"), in accordance with plans and specifications to be approved by Landlord. Tenant has agreed to spend at least $300,000 of "hard" costs in completing this work. In the event Tenant fails to complete the foregoing work timely and spend the required monies, in accordance with Tenant's plans and specifications approved by Landlord, then Tenant shall be deemed in default of the Lease, and Landlord shall be entitled to avail itself of all remedies at law or in equity, including but not limited to termination of the Lease.

(B) In consideration of Tenant's agreement to complete Tenant's Work, and Tenant's covenant that it will not default under the Lease during the Lease Term, and provided Tenant timely completes Tenant's Work, in the event Tenant closes for business in order to complete Tenant's work, Landlord agrees to waive Tenant's Fixed Rent for the earlier of (i) 150 days after the date Tenant closes to complete construction; or (ii) the date Tenant re-opens for business which follows Landlord's receipt of: (i) Tenant's notice that Tenant has completed Tenant's Work, and (ii) Tenant's affidavit that all to work, labor and materials have been paid for, and (iii) final lien waivers, as well as paid invoices or statements, from all contractors and subcontractors who performed Tenant's Work and all materialmen and suppliers who provided materials and/or equipment used in connection with Tenant's Work. In the event Tenant does default under the Lease, the amount of Fixed Rent that was waived for such 180 days shall immediately become due and payable.

6. Article 14 of the Lease shall be amended to add the following language:

"D. Notwithstanding the foregoing, if Tenant requests Landlord's consent to assign this Lease and Tenant has not been in monetary or other material default under the Lease beyond any applicable cure period, Landlord shall not unreasonably withhold its consent to an assignment of the Lease to a new occupant of the Leased Premises who would use the Leased Premises for the purpose described in Article 5. If Tenant requests Landlord's consent to sublease the Leased Premises, and Tenant has not been in monetary or other material default under the Lease at any time, Landlord shall not unreasonably withhold its consent provided: (i) the sublessee uses the Leased Premises for the purpose described in Article 5, and (ii) Tenant derives substantially all of its income with respect to the Leased Premises from subleasing substantially all of the Leased Premises, and (iii) the Sub Rent (as defined below) or other amounts received or accrued by Tenant from subleasing the Leased Premises is not based on the income or profits of the subtenant, excluding for this purpose the portion of Sub Rent, if any, based on a fixed percentage or percentages of gross receipts or gross sales of the subtenant. In the event Tenant obtains Landlord's consent to sublet the Leased Premises, and the amount of minimum rent and

additional rent payable by the sublessee to Tenant under the sublease (the "Sub Rent") exceeds the aggregate of all Fixed Rent, Real Property Taxes, and the cost of common area maintenance and operation of the Shopping Center payable by Tenant to Landlord under this Lease for such period ("Lease Rent"), then Tenant shall promptly remit to Landlord each month, due and payable as additional Rent, the difference between the amount of Sub Rent and the amount of Lease Rent. In no event shall Tenant assign, convey, sell, pledge, mortgage, hypothecate or otherwise encumber, transfer or dispose of all or any part of this Lease or Tenants leasehold estate hereunder (collectively referred to as a "Transfer") with or to any person, or in any manner, which could cause any portion of the Rent received by Landlord pursuant to this Lease to fail to qualify as "rents from real property" within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision thereto or which would cause any other income of Landlord to fail to qualify as income described in section 856(c)(2) of the Code, and any such Transfer shall be void."

7. Miscellaneous.

(A) Tenant's address for notice purposes is:

To Tenant:

First National Bank of Northern California
1450 Linda Mar S.C.
Pacifica, CA 94944

To Landlord:

c/o Kimco Realty Corporation - #1115A
ATTN: Legal Department
1621-B South Melrose Drive
Vista, CA 92081

with a copy to:

c/o Kimco Realty Corporation - #1115A
3333 New Hyde Park Road, Suite 100
P.O. Box 5020
New Hyde Park, NY 11042-0020

(B) It is mutually understood and agreed that the Lease shall be and remain in full force and effect, as modified and amended hereby, and Landlord and Tenant hereby ratify and confirm the Lease as amended hereby. Without limitation of the foregoing, Landlord hereby confirms its granting of the Leased Premises to Tenant, and Tenant hereby confirms its acceptance of the Leased Premises on all of the terms and conditions of the Lease as hereby amended.

(C) If Tenant is not an individual, the person signing this document on behalf of Tenant represents (by such signature) that he or she has been duly authorized by Tenant to execute this document and that such signature creates a binding obligation of Tenant.

(D) Tenant acknowledges that, no default exists on the part of Landlord under the Lease as of the date hereof.

(E) In the event of a discrepancy between the Lease and this Amendment, this Amendment shall prevail. If not defined herein, all capitalized terms used in this document shall have the meaning ascribed to them in the Lease unless the context otherwise requires. This Amendment contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement (other than the Lease), arrangement or understanding pertaining to any of such matters shall be effective for any purpose.

(F) In the event Landlord has or initiates a uniform HVAC maintenance program or trash removal program for the Shopping Center, Tenant agrees, at Tenant's expense, to

participate in such program(s) and use Landlord's designated contractor(s), provided their prices are competitive with other contractors in the region. Throughout the entire Lease Term Tenant shall make all repairs to the HVAC system serving the Leased Premises required to keep same in good working order, failure of which shall entitle Landlord to make such repairs at Tenant's expense.

(G) No Broker. Tenant represents and warrants to Landlord that it has not dealt with any broker in connection with this Agreement and Tenant does hereby agree to defend, indemnify and hold Landlord harmless of and from any claim of or liability to any broker, finder, or like agent with whom Tenant may have dealt in connection with this transaction.

(H) OFAC. Tenant represents and warrants to Landlord that neither Tenant nor any affiliate or representative of Tenant (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order number 13224, 66 Federal Register 49079 (September 25, 2001) (the "Order"); (ii) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of the OFAC or any other applicable requirements contained in any enabling legislation or other executive orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"); (iii) is engaged in activities prohibited in the Orders; or (iv) has been convicted, pleaded nolo contendere, indicted, arraigned or detained on charges involving money laundering or predicate crimes to money laundering.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this instrument as of the day and year first above written.

LANDLORD:
LINDA MAR S.C., L.P.
By: Linda Mar Holdco, LLC, its General Partner
By: Kimco Income Fund I, L.P., its Sole Member
By: Kimco Income Fund I GP, Inc., its General Partner

By: [signature]
Name: John Visconsi
Title: Vice President
Date: 10/9/09

WITNESSES:
NL
LD

TENANT:
FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

By: [signature]
Name: Jim D. Black
Title: President
Date: 10/06/09

WITNESSES:

____

____

ACKNOWLEDGMENT FOR TENANT

State of California

County of San Mateo

On October 7, 2009 before me, Affable Zabat, Notary Public, personally appeared Jim Black who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______ (Seal)

AFFABLE ZABAT
Commission # 1849264
Notary Public - California
San Mateo County
My Comm. Expires May 15, 2013